UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 12, 2013

MIDWEST ENERGY EMISSIONS CORP.
(Exact name of registrant as specified in its charter)

Commission file number 000-33067

Delaware	87-0398271
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

500 West Wilson Bridge Road, Suite 140 Worthington, Ohio	43085
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (701) 757-1066

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 12, 2013, Midwest Energy Emissions Corp. (the “Company”) entered into amendments to the employment agreements (the “Amendments”) with each of R. Alan Kelley (President and Chief Executive Officer), Johnny F. Norris, Jr. (Chairman of the Board), Marcus A. Sylvester (Vice President of Sales) and Richard H. Gross (Vice President and Chief Financial Officer) (collectively, the “Executives”).

Pursuant to the Amendments, and provided each of the Executives is an employee on January 1, 2014, Mr. Kelley will be issued 650,000 stock unit awards, Mr. Norris will be issued 1,500,000 stock unit awards, Mr. Sylvester will be issued 250,000 stock unit awards and Mr. Gross will be issued 100,000 stock unit awards, which awards will replace stock grants in the same denominations that were to be made on January 1, 2014 provided each Executive was an employee on such date. Such stock units will vest and become non-forfeitable upon the earlier of a change in control of the Company or when the Company has a minimum of $3.5 million in working capital and its cash position equals or exceeds $2.5 million after deducting the amount sufficient to cover all federal, state and local taxes required by law to be withheld with respect to the stock units vesting under the aforesaid awards (the “Withholding Tax Obligation”). Such awards will be for forfeited if the conditions have not been met by January 1, 2017.

After the stock units become vested and non-forfeitable, the Company shall distribute to the Executives the number of shares of common stock equal to the number of stock units that so vested and became non-forfeitable, provided, however, that the Company shall withhold shares of common stock from the stock units in an amount sufficient to cover the Withholding Tax Obligation.

In addition thereto, pursuant to the Amendments, each of the Executives was issued on December 12, 2013 a five year, fully vested stock option to purchase 25,000 shares of common stock each at a purchase price equal to the fair market value of the Company’s common stock on the date of grant.

The foregoing summary of the Amendments is qualified in its entirety by reference to the actual agreements, copies of which are filed as Exhibits 10.1, 10.2, 10.3 and 10.4 to this report, and are incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

Exhibit Number	Description

10.1*	Second Amendment to Amended and Restated Employment Agreement between Midwest Energy Emissions Corp and R. Alan Kelley dated December 12, 2013.

10.2*	Second Amendment to Amended and Restated Employment Agreement between Midwest Energy Emissions Corp and Johnny F. Norris, Jr. dated December 12, 2013.

10.3*	First Amendment to Amended and Restated Employment Agreement between Midwest Energy Emissions Corp and Marcus A. Sylvester dated December 12, 2013.

10.4*	First Amendment to Amended and Restated Employment Agreement between Midwest Energy Emissions Corp and Richard H Gross dated December 12, 2013.

* Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Midwest Energy Emissions Corp.

Date: December 18, 2013	By:	/s/ Richard H Gross
Richard H. Gross
Chief Financial Officer